Exhibit 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)



                                                                   Nine Months Ended                         Percentage of
                                                          August 31                 August 31                Dollar Change
                                                            1999                      1998                     Inc/(Dec)
                                                       --------------             -------------            ---------------
Revenues:
    Principal transactions                                $1,682                      $1,142                     47%
    Investment banking                                     1,286                       1,336                     (4)
    Commissions                                              465                         378                     23
    Interest and dividends                                10,798                      13,235                    (18)
    Other                                                     57                           6                      *
                                                       ---------                  ----------
       Total revenues                                     14,288                      16,097                    (11)
    Interest expense                                      10,359                      12,649                    (18)
                                                          ------                      ------
       Net revenues                                        3,929                       3,448                     14
                                                         -------                     -------
Non-interest expenses
    Compensation and benefits                              1,992                       1,749                     14
    Technology and communications                            242                         243
    Brokerage and clearance                                  175                         183                     (4)
    Business development                                      91                          79                     15
    Occupancy                                                 85                          87                     (2)
    Professional fees                                         82                          78                      5
    Other                                                     70                          71                     (1)
                                                         -------                     -------
       Total non-interest expenses                         2,737                       2,490                     10
                                                           -----                       -----
Income before taxes and dividends
  on trust preferred securities                            1,192                         958                     24
    Provision for income taxes                               334                         296                     13
    Dividends on trust preferred securities                   28                       _____                      *
                                                         -------
Net income                                                 $ 830                       $ 662                     25
                                                           =====                       =====
Net income applicable to  common stock                     $ 745                       $ 587                     27
                                                           =====                       =====


Earnings per common share
  Basic                                                    $6.12                       $4.86
                                                           =====                       =====
  Diluted                                                  $5.86                       $4.67
                                                           =====                       =====







*        Denotes equal to or greater than 100 percent.